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Exhibit 11.                          Pennsylvania Commerce Bancorp, Inc.
                                        Computation of Net Income Per Share
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                               For the Quarter Ended March 31, 2003
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                                                        Income           Shares        Per Share
                                                                                         Amount
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
Basic Earnings Per Share:
Net income                                               $1,648,000
Preferred stock dividends                                  (20,000)
                                                           --------
Income available to common stockholders                   1,628,000         2,124,614        $0.77
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Effect of Dilutive Securities:
Stock Options                                                                 163,365
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,628,000         2,287,979        $0.71
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                               For the Quarter Ended March 31, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $1,290,000
Preferred stock dividends                                  (20,000)
                                                           --------
Income available to common stockholders                   1,270,000         1,985,507        $0.64
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Effect of Dilutive Securities:
Stock Options                                                                 240,223
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,270,000         2,225,730        $0.57
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